                                                                    Exhibit 11.1
                        COMPUTATION OF EARNINGS PER SHARE

                                                                               Year Ended December 31,

                                                                               1998              1997
                                                                               ----              ----

Basic
-----

Weighted average common shares outstanding                                    13,458,000        12,761,000
                                                                            ============       ===========
Net Income (loss)                                                           ($ 5,116,993)      $ 2,711,940
                                                                            ============       ===========
Net income (loss) after adjustment for preferred dividends earned on
JIS preferred stock                                                         ($ 5,116,993)      $ 2,705,221
                                                                            ============       ===========
Basic net income (loss) per common share                                    ($      0.38)      $      0.21
                                                                            ============       ===========

Diluted:
--------

Weighted average common shares outstanding (1)                                13,458,000        12,826,000
                                                                            ============       ===========
Net Income (loss)                                                           ($ 5,116,993)      $ 2,711,940
                                                                            ============       ===========
Net income (loss) after adjustment for interest expense on convertible debentures and preferred dividends earned on JIS
preferred stock                                                             ($ 5,116,993)      $ 2,708,971
                                                                            ============       ===========
Diluted net income (loss) per common share                                  ($      0.38)      $      0.21
                                                                            ============       ===========

(1) Options on 584,000 shares of common stock in 1997 and 1,437,950 shares of common stock in 1998 were not included in computing diluted earnings per share because its effects are anti-dilutive.